UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011

Kratos Defense & Security Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 22, 2011, Kratos Defense & Security Solutions, Inc. (“Kratos”), Acquisition Co. Lanza Parent, a Delaware corporation (the “Stage I Issuer”) and wholly-owned subsidiary of Kratos, and Lanza Acquisition Co., a Delaware corporation and indirect wholly-owned subsidiary of Kratos (“Acquisition Co.”), entered into a Purchase Agreement (the “Purchase Agreement”) with certain initial purchasers, in connection with the offering of $285 million aggregate principal amount of the Stage I Issuer’s 10% Senior Secured Notes due 2017 (the “Stage I Notes”).  The Stage I Notes are being offered at a premium of 107%, for an effective interest rate of 8.5%.  The estimated gross proceeds of approximately $305 million, which includes an approximate $20 million of issuance premium, will be used, together with cash contributions from Kratos, to finance the acquisition (the “Acquisition”) of all of the outstanding shares of common stock of Herley Industries, Inc. (“Herley”), to pay related fees and expenses and for general corporate purposes.

Promptly following the consummation of the Acquisition and in accordance with the terms of the indenture that will govern the Stage I Notes, the Stage I Notes will be exchanged for $285.0 million aggregate principal amount of Kratos’ existing 10% Senior Secured Notes due 2017 (the “Stage II Notes” and together with the Stage I Notes, the “Notes”) that will be issued as a “tack-on” under and pursuant to that certain indenture dated as of May 19, 2010, among Kratos, the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent, under which Kratos previously issued $225.0 million in aggregate principal amount of its 10% Senior Secured Notes due 2017.

The Stage I Notes and related guarantees will be secured by a lien on substantially all of the assets of the Stage I Issuer and its existing and future domestic subsidiaries, subject to certain exceptions (e.g., none of the capital stock of Herley, to the extent acquired by Acquisition Co., will secure the Stage I Notes until the consummation of the Acquisition) and permitted liens.  The Stage II Notes and related guarantees will be secured by a lien on substantially all of the assets of Kratos and its existing and future domestic restricted subsidiaries, subject to certain exceptions and permitted liens.

The offering of the Stage I Notes is expected to close on March 25, 2011, subject to at least a majority of Herley common stock on a fully-diluted basis having been accepted for payment by Kratos in the tender offer and other customary closing conditions.

The Stage I Notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, any other United States federal securities laws or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: Kratos’ intended use of the proceeds from the issuance of the Stage I Notes; the exchange of the Stage I Notes for Stage II Notes; and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 8.01.  Other Events.

On March 23, 2011, Kratos issued a press release announcing the pricing of the offering of the Stage I Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release dated March 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Date:  March 23, 2011